Exhibit 10(d)

CONSULTING AGREEMENT

THIS AGREEMENT ("Agreement") confirms the arrangement with Hintz & Associates, LLC, a limited liability company formed under the laws of the State Mississippi, ("Contractor") to provide the consulting services of its employee, Donald C. Hintz ("Consultant"), on an as-needed basis for Entergy Services, Inc. or one or more of its affiliates (collectively, "Entergy"). In consideration of the undertakings, and subject to the terms and conditions set forth herein, the parties agree as follows:

  Scope. Contractor will provide Consultant to perform the following services (hereafter, the "Services") as requested by Entergy: (a) physical inspection of all Entergy nuclear facilities in each calendar year during which this Agreement is in effect; (b) advice and consultation regarding efficient and effective nuclear operations; (c) analytical, strategic, or developmental work and acquisition consulting services that Entergy may direct Consultant to perform for a particular Entergy affiliate; or (d) such other work as the Chief Executive Officer of Entergy Corporation may request. The parties acknowledge and agree that Entergy enters this Agreement due to the specialized skills and knowledge of Consultant. Only Consultant, and no other Contractor employee or affiliate, shall be the appropriate agent of Contractor for purposes of performance of the Services. Solely with respect to the Services contemplated in subsection (a) of this paragraph 1, Consultant shall report directly to the Nuclear Committee of the Board of Directors of Entergy Corporation.

  Term. The term of this Agreement shall be one year commencing on May 5, 2004 (the "Commencement Date") and shall renew for successive one-year periods unless terminated by either party at any time for any or no reason. In the event of Consultant's death or disability, this Agreement shall terminate on the date of such death or disability. As a result of termination of this Agreement, neither party shall be liable to the other for costs, claims, losses, damages or liabilities including, without limitation, loss of anticipated profits or compensation for unperformed Services. The effective date of this Agreement shall be the Commencement Date.

  Compensation. For Consultant's performance of services under this Agreement, Contractor shall be compensated on an hourly basis at a rate of $312.50 per hour, not to exceed a daily rate of $2500.00. Entergy shall also reimburse Contractor for reasonable out-of-pocket expenses incurred by Consultant in performance of the Services. Contractor's invoices shall be in such form, and accompanied with such documentation, as may be requested by Entergy.

  Independent Contractor. Contractor and Entergy understand and agree that Consultant is not an employee of Entergy by virtue of this Agreement. Contractor and Consultant will, at all times, act as independent contractors of Entergy, and nothing stated or implied in this Agreement shall be construed to make Contractor or Consultant, nor shall either Contractor or Consultant represent themselves to be, employees of Entergy. Contractor and Consultant shall have sole responsibility for determining the detail, manner and method of performing the Services, as Entergy's sole interest is in the results to be achieved under the Agreement. This Agreement does not provide, and Contractor and its employees shall not represent themselves to have, agency authority with respect to Entergy. Notwithstanding anything in this Agreement to the contrary, the parties mutually agree that it is their intention to recognize Entergy as the statutory employer of Consultant, in accordance with, and to the extent allowed by, the laws of any state in which Consultant is providing Services, including, but not limited to, Louisiana Revised Statute 23:1061. Contractor shall be solely responsible for all applicable federal, state or local income taxes, FICA and other taxes and applicable amounts with respect to any payments made to Contractor pursuant to this Agreement. Contractor understands and agrees that this Agreement does not provide to Contractor or Consultant any rights (a) to participate in any pension or welfare benefit plans sponsored by Entergy and (b) to any other employment-related benefits, programs, or arrangements, including, but not limited to, vacation, holidays, sick-pay, short-term disability, insurance, pension benefits, medical benefits, disability benefits, dental benefits, life insurance, profit-sharing benefits, retirement benefits, bonuses and/or any other employment-related offerings of Entergy to its employees. However, this provision shall not alter any rights or entitlements of Consultant arising out of (c) employment relationships preceding the Commencement Date or (d) other relationships independent of the Services or this Agreement.

  Confidential Information. Contractor acknowledges that Contractor and Consultant have had and will continue to have access to Entergy's technical, financial, operational, business, personnel, proprietary, confidential or other information not in the public domain (collectively, "Information"), which Information was disclosed or made available to, or obtained by, Contractor or Consultant, directly or indirectly, from Entergy, or developed or obtained by Contractor or Consultant in the performance of this Agreement. Contractor agrees that such Information shall be confidential information belonging to Entergy. During the term of this Agreement and thereafter, Contractor and Consultant shall not use, cause to be used, or otherwise disclose such Information for any purpose (nor permit its use or disclosure) without the prior written consent of Entergy, except (i) to the extent necessary to perform the Services for Entergy's benefit; or (ii) where such Information is publicly available through no breach of this Agreement; or (iii) where Contractor otherwise demonstrates to the satisfaction of Entergy that such Information was independently and properly obtained or developed by Contractor or Consultant apart from their current or previous relationships with Entergy, and without breach of any confidential relationships; or (iv) where necessary in the performance of independent duties owed by Consultant to Entergy; or (v) where duly required by law or regulation, such as by valid and enforceable subpoena or other judicial process, or by the valid and enforceable request of a governmental authority, provided that Contractor, to the extent practicable, provides Entergy with prompt advance notice of any such request and fully cooperates with any action by Entergy to object to, quash, limit or otherwise respond to such request, prior to releasing such information. As applicable, Consultant shall comply with all reporting requirements of the United States Nuclear Regulatory Commission concerning defects or noncompliances covered by governing regulations, and he shall make concurrent notification to an appropriate senior management official, in addition to the notification otherwise required pursuant to this Agreement.

  Ownership of Deliverables. The product of Services under this Agreement ("Deliverables"), whether software or otherwise, to the extent prepared, produced or first developed by Contractor for Entergy, shall be and will remain the exclusive property of Entergy, and all right, title and interest therein (including, without limitation, copyright and patent rights) shall vest in Entergy, and shall, to the fullest extent permitted by law, constitute "work made for hire" under United States copyright law. Except as otherwise provided by of law or agreement with Entergy, Contractor shall retain all right, title and interest in its know-how, concepts, materials and information that were or are developed entirely independently of the Services (the "Retained Rights"), whether or not such Retained Rights are embodied in a deliverable. With respect to Contractor's Retained Rights embodied in any Deliverable, Entergy is hereby granted a nonexclusive, perpetual, worldwide, royalty-free, fully paid-up license under Contractor's Retained Rights to use the Deliverables for its business operations. The license granted shall extend to Entergy's use of Deliverables for all business operations and with respect to all successors or assignees of the business function for which the Deliverables were acquired or created or of the system to which the Deliverables relate.

  Conduct. Contractor represents and warrants that Contractor and Consultant are familiar with the Code of Entegrity, Entergy's Compliance Program, Entergy System Policies and other applicable policies, will keep apprised of any changes thereto in the future, and will comply fully with, and ensure their compliance with, the letter and/or spirit of all provisions therein when rendering the Services contemplated in this Agreement. Contractor represents that there is no actual, apparent, or potential conflict of interests between Contractor's or Consultant's obligations under this Agreement and: (a) their other business or personal obligations or interests; (b) the business or personal obligations or interests of their immediate family members; or (c) by operation of law. Contractor agrees that Contractor and Consultant will not, during the term of this Agreement, serve any interest or do any act or thing that might conflict with the interests of Entergy. In the event Contractor believes that an actual, potential or apparent conflict of interests arises during the performance of the Services or otherwise during the term of this Agreement, Contractor shall advise Entergy immediately and take all necessary action as may be required by Entergy to reduce or eliminate the conflict of interest. Contractor shall ensure that Consultant complies with all applicable safety, security, radiation protection and fitness for duty requirements in effect at Entergy's nuclear plant sites. Consultant shall provide to Entergy, upon request, his radiation exposure history. Consultant shall perform Services, as applicable, in accordance with the applicable nuclear site's Quality Assurance Program.

  Warranty. Contractor warrants that Contractor and Consultant will perform the Services in accordance with all applicable laws, in good faith, with due diligence, promptly, and in conformance with the highest standards of quality, thoroughness, competence and care that are appropriate to the nature of the Services contemplated by this Agreement. Contractor shall, to the fullest extent allowed by law, indemnify, protect and hold harmless Entergy and each of their past, current and future officers, directors, employees, agents and representatives (the "Indemnitees") from and against any and all losses, damages, including consequential, incidental and punitive damages, claims, liabilities, costs and expenses (including, without limitation, demands, fines, remediation costs, penalties, attorneys' fees, court costs, legal, accounting, consulting, engineering and other expenses) that may be imposed on, incurred by, or asserted against the Indemnitees or any of them by any third party or parties (including, without limitation, any governmental entity) or by Consultant, caused by, arising from, relating to or in connection with, in whole or in part, directly or indirectly: (a) Contractor's or Consultant's breach of any provision of this Agreement; (b) Contractor's or Consultant's negligence, wrongful act or omission, breach of implied warranties, or strict liability of whatsoever nature in connection with the performance of the Services by Contractor or Consultant; (c) any violation of law by Contractor or Consultant; or (d) employment rights, entitlements, or benefits allegedly due Consultant or others through or on behalf of Consultant, by virtue of the Agreement or Services. Indemnitees may require Contractor to defend all suits or claims concerning the foregoing. Notwithstanding any provision herein to the contrary, with respect to that portion of the Services involving physical site inspections of nuclear plants ("Inspection Services"), to the fullest extent permitted by law, Consultant shall not be personally liable to Entergy for monetary damages for or with respect to any acts or omissions in the performance of his duties. Entergy agrees that it will defend, indemnify and hold harmless Consultant from any and all claims, losses, damages, expenses, including attorneys' fees, arising out of or as a result of any negligent or wrongful act or omission in connection with the performance of the Inspection Services as long as Consultant has acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of Entergy, and, with respect to any criminal action or proceeding, had no reasonable cause to believe was unlawful.

  Assignment and Subcontracting. Contractor may neither assign nor subcontract this Agreement, in whole or in part, without the express written permission of Entergy, which permission may be withheld in Entergy's sole discretion. In the absence of such permission, in Entergy's sole discretion, any such assignment or subcontract shall be null and void.

  Notice. Any notices required by this Agreement or that may be imitated by the parties pursuant to the Agreement shall be deemed received (a) on the date delivered if hand-delivered, or (b) on the fifth business day after being deposited in the mail, first class, registered or certified, return receipt requested, with proper postage prepaid, and shall be addressed as follows, unless changed otherwise by any party in accordance with the notice provisions of this Section: (i) if to Entergy, addressed in care of General Counsel, Entergy Services, Inc., 639 Loyola Avenue, 26th Floor, New Orleans, Louisiana 70113; and (ii) if to Contractor, addressed in care of Donald C. Hintz, Hintz & Associates, LLC, 112 Suncrest Place, Brandon, Mississippi 39047-6520.

  Binding Agreement. Upon its effective date, this Agreement is binding upon Contractor and upon Entergy and its successors, agents, heirs or assigns. Contractor expressly acknowledges the right of Entergy to assign this Agreement to any Entergy successor. This Agreement is solely for the benefit of the parties hereto, and no third party shall be entitled to rely upon any provision hereof, claim any benefit hereby, or enforce any right hereunder, except as contemplated in this paragraph.

  Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed in accordance with the laws of the State of Delaware, without regard to its conflicts of law principles.

  Modifications and Waivers. This Agreement contains the entire understanding between Contractor and Entergy relating to the Services and supersedes all prior negotiations, representations, agreements, or understandings, written or oral, with respect to the subject matter hereof. No provision of this Agreement may be modified, amended or waived except in a writing signed by both parties. The waiver by either party of a breach of any provision of this Agreement shall not operate to waive any subsequent breach of the Agreement.

  Severability. Should any part of this Agreement be found to be invalid or in violation of law, such part shall be of no force and effect, and the rest of this Agreement shall survive as valid and enforceable to the fullest extent permitted by law.

  Headings. The headings in this Agreement are for ease of reference only and shall not be used to construe or interpret the provisions of this Agreement.

THUS DONE AND EXECUTED by the following duly authorized representatives of the parties:

	CONTRACTOR 9; 9;		ENTERGY SERVICES, INC.

By:		By:

Name:		Name:

Title:		Title:

Date:		Date: